NEWS RELEASE

Financial Dynamics
Julie Prozeller / Hannah Sloane
212-850-5600

Rodman & Renshaw Capital Group, Inc. Announces Financial Results for the Second Quarter of 2009

New York, NY July 30, 2009 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced its results for the second quarter of 2009.

The Company reported record revenues of $33.4 million for the second quarter compared to $5.8 million in the first quarter of 2009. Total revenues excluding principal transactions for the second quarter were $27.8 million, compared to $7.8 million in the first quarter. The Company also reported record net income of $15.9 million, or $0.42 per diluted share, for the quarter, compared to a net loss of $12.3 million, or $(0.35) per share, for the first quarter of 2009. During the second quarter, the Company completed 25 financing transactions raising $399.4 million, compared to 5 financing transactions raising $58.4 million, in the first quarter. Rodman was once again ranked the number one investment bank in PIPE transactions by volume for the second quarter and the first half of 2009.1

Adjusting for certain non-cash events related to principal transactions and acceleration of stock-based compensation associated with terminated employees, and the impairment of goodwill, the Company reported a net income on a non-U.S. GAAP basis of $10.9 million, or $0.29 per diluted share, for the quarter, compared to a net loss of $6.4 million, or $(0.18) per share, for the first quarter of 2009. A reconciliation between GAAP results and non-GAAP measures is contained in the tables that accompany this release, under “Non-GAAP Financial Measures.”

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $27.0 million for the second quarter, which included $9.6 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $6.9 million in investment banking revenue, which included $1.4 million related to warrants received, for the first quarter of 2009. Private placement and underwriting revenue for the second quarter was $25.4 million, compared to $4.0 million for the first quarter of 2009. Strategic advisory fees for the second quarter were $1.6 million, compared to $2.9 million for the first quarter of 2009.

Sales & Trading

  Commissions for the second quarter were $0.7 million, compared to $0.8 million for the first quarter of 2009.
  Principal transaction revenue for the second quarter was $5.6 million, compared to principal transaction losses of $2.0 million for the first quarter of 2009.

Operating Expenses

Compensation Expense

  Employee compensation and benefits expense for the second quarter was $11.8 million, compared to $12.1 million for the first quarter of 2009.
  Employee compensation and benefits expense for the second quarter represented 35% of revenue, compared to 207% for the first quarter of 2009. For the first half of 2009, employee compensation and benefits expense represented 61% of total revenue.
  The Company employed 105 employees as of June 30, 2009, compared to 106 employees as of March 31, 2009.

Non-Compensation Expense

Non-compensation expense for the second quarter, excluding impairment of goodwill, was $5.0 million, compared to $5.4 million for the first quarter of 2009.

Cost Savings and Restructuring Initiatives

As a result of our cost savings initiatives as detailed in our first quarter earnings release, the Company has reduced its budgeted quarterly fixed cash costs to approximately $6.0 million. Actual quarterly fixed costs, excluding non-recurring costs, were approximately $6.0 million for the second quarter of 2009.

Income Taxes

Due to the prior period operating losses, we did not record a material amount of income tax expense for the second quarter of 2009. We will continue to review the value of our net deferred tax assets and may reverse a portion of our valuation allowance associated with these net deferred tax assets if the Company continues to generate sufficient operating income in the future.

Capital

Cash and cash equivalents were $14.3 million as of June 30, 2009, compared to $8.8 million as of March 31, 2009. Liquid assets were $19.5 million, consisting of cash and cash equivalents, “Level I” assets 2 and current receivables, compared to $12.1 million as of March 31, 2009. Book value per common share was $0.96 as of June 30, 2009. Book value per common share is based on common shares outstanding including unvested and vested restricted stock and restricted stock units.

Cash Flows

The increase in cash and cash equivalents of $5.5 million since March 31, 2009 is a result of cash inflows from operations of $5.0 million including a second quarter cash bonus of $3.4 million that was paid in July 2009; offset by $1.2 million of deferred acquisition payments to Miller Mathis, $0.6 million to Aceras for investing purposes, and $1.1 million related to leasehold improvements, severance, and legal fees related to an ongoing arbitration.

1Source: Sagient Research Systems, a leading publisher of independent research for the financial services and institutional investment communities.

2Level I assets as of June 30, 2009 exclude Skystar Bio-Pharmaceutical Co., Ltd. (NASDAQ:SKBI) shares purchased pursuant to an underwriting agreement entered into on June 30, 2009. The shares were fully allocated to investors before the market opened on July 1, 2009.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full service investment bank dedicated to providing investment banking services to companies that have significant capital needs, along with research and sales and trading services to investor clients that focus on such companies. Rodman is a leading investment banking firm with particular emphasis on industries with significant capital needs, including health care, energy, and metals/mining, as well as a leader in the PIPE (private investment in public equity) and RD (registered direct placements) transaction markets.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 12, 2009, which is available at the Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition as of June 30, 2009 (Unaudited)
and December 31, 2008

	June 30,	December 31,
	2009	2008
	(Unaudited)
Assets
Cash and cash equivalents
Unrestricted	$10,857,337	$18,383,224
Restricted	3,484,696	3,371,108
Total cash and cash equivalents	14,342,033	21,754,332
Financial instruments owned, at fair value	38,610,192	13,872,184
Private placement and other fees receivable	4,022,308	1,974,571
Receivable from brokers, dealers & clearing agencies	3,145,204	2,713,594
Prepaid expenses	1,018,654	439,377
Property and equipment, net	2,003,674	1,389,705
Other assets	3,553,132	2,632,256
Due from affiliate	131,331	-
Other intangible assets, net	2,327,075	2,906,436
Total Assets	$69,153,603	$47,682,455

Liabilities and Stockholders’ Equity
Accrued compensation payable	$8,704,507	$4,882,422
Accounts payable and accrued expenses	2,259,590	5,556,374
Acquisitions related payables	3,514,000	4,950,000
Financial instruments sold, not yet purchased, at fair value	2,085,410	1,360,767
Payable to brokers, dealers & clearing agencies	12,980,000	-
Unearned Revenue	652,625	-
Due to affiliate	-	398,169
Total Liabilities	30,196,132	17,147,732

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized;
35,915,246 and 35,044,670 issued as of
June 30, 2009 and December 31, 2008, respectively	35,849	35,045
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	-	-
Additional paid-in capital	75,218,267	70,441,027
Treasury Stock, 534,500 shares	(1,034,409)	(1,034,409)
Accumulated deficit	(35,262,236)	(38,906,940)
Total Stockholders’ Equity	38,957,471	30,534,723

Total Liabilities and Stockholders’ Equity	$69,153,603	$47,682,455

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations for the
Three Month and Six Month Periods Ended June 30, 2009 and 2008 (Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues:
Investment banking	$26,993,263	$22,283,045	$33,876,359	$31,185,221
Principal transactions	5,636,395	4,439,738	3,673,860	8,781,438
Commissions	704,641	1,735,089	1,512,816	3,298,454
Conference fees	-	842,865	-	842,865
Interest and other income	60,365	231,323	171,242	605,094
Total revenues	$33,394,664	$29,532,060	$39,234,277	$44,713,072

Operating expenses:
Compensation and benefits	11,845,879	12,504,456	23,911,631	20,755,682
Other employee benefits	113,522	139,311	272,732	250,032
Conference fees	-	2,003,419	-	2,003,419
Broker dealer commissions	28,405	67,255	42,430	160,201
Professional and consulting fees	1,302,744	1,275,633	2,840,291	2,224,172
Business development	485,749	1,075,266	1,023,672	2,101,023
Advertising	96,451	43,960	399,879	133,792
Communication and market research	648,913	603,451	1,302,378	1,163,578
Office supplies	167,167	115,538	259,309	240,955
Occupancy and equipment rentals	783,666	587,293	1,577,097	905,288
Clearance and execution charges	57,359	146,733	190,492	223,587
Depreciation and amortization	740,677	316,617	1,375,203	453,855
Impairment of goodwill	644,068	-	1,326,740	1,065,000
Other	529,035	487,478	1,058,607	782,110
Total operating expenses	17,443,635	19,366,410	35,580,461	32,462,694

Income before income taxes	15,951,029	10,165,650	3,653,816	12,250,378
Income tax expense	(22,605)	(4,161,544)	(9,112)	(5,148,829)
Net income	$15,928,424	$6,004,106	$3,644,704	$7,101,549

Weighted average common shares outstanding:
Basic	35,669,193	32,989,283	35,233,141	33,000,108
Diluted	37,883,263	34,109,190	37,155,835	34,327,527

Earnings per common share
Net income per share – basic	$0.45	$0.18	$0.10	$0.22
Net income per share – diluted	$0.42	$0.18	$0.10	$0.21

Non-GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months ended June 30, 2009 and March 31, 2009. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

A reconciliation of the Company’s second quarter June 30, 2009 and first quarter March 31, 2009 GAAP net income (loss) to its second quarter June 30, 2009 and first quarter March 31, 2009 non-GAAP net income (loss) is set forth below (in millions):

Net income for the three months ended June 30, 2009	$15.9
Exclusion of non-cash principal transaction gains	(5.6)
Acceleration of stock based compensation associated with employee terminations	0.0
Exclusion of goodwill impairment charge	0.6
Non-GAAP net income for the three months ended June 30, 2009	$10.9

Net loss for the three months ended March 31, 2009	$(12.3)
Exclusion of non-cash principal transaction losses	2.0
Acceleration of stock based compensation associated with employee terminations	3.2
Exclusion of goodwill impairment charge	0.7
Non-GAAP net loss for the three months ended March 31, 2009	$(6.4)

The Company calculates income (loss) per share in accordance with FASB Statement No. 128, Earnings per Share. Basic and diluted income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted income (loss) per share for the second and first quarter of 2009, after applying the adjustments described above:

	For Three Months	For Three Months
	Ended	Ended
	June 30,	March 31,
	2009	2009
Weighted average shares used in computation of loss per share:
Basic (in thousands)	35,669	34,795
Diluted (in thousands)	37,883	34,795

Income (loss) per share:
Basic	$0.45	$(0.35)
Diluted	$0.42	$(0.35)

Non-GAAP income (loss) per share:
Basic	$0.31	$(0.18)
Diluted	$0.29	$(0.18)